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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 9, 1999



                         SOUTHERN MINERAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

          NEVADA                     0-8043                   36-2068676
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
      of Incorporation)            File Number)           Identification No.)

         1201 Louisiana Street,
              Suite 3350
            Houston, Texas                                     77002-5609
(Address of Principal Executive Offices)                       (Zip Code)

      Registrant's telephone number, including area code: (713) 658-9444

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ITEM 5.  OTHER EVENTS.

          On July 21, 1999, Southern Mineral Corporation (the "Company") announced a proposed financial restructuring by either an exchange offer or a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"). The proposed restructuring would (a) reduce the Company's debt by eliminating at least 98% of its 6.875% Convertible Subordinated Debentures due 2007 (the "Debentures"), (b) significantly adjust the Company's capitalization and (c) modify the terms of the Company's secured debt.

          The exchange offer involves the exchange of at least 98% of each $1,000 principal amount of Debentures (including all accrued but unpaid interest thereon) for (a) 377.8 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (b) a warrant to purchase 188.9 shares of Common Stock for a period of three years at an exercise price of $1.50 per share and
(c) $241.50 in cash (the "Exchange Offer").

          The prepackaged plan involves the elimination of 100% of the Debentures on terms similar to the Exchange Offer by the Company's filing a petition for a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court (the "Prepackaged Plan").

          In addition to a number of other conditions to the Exchange Offer and the Prepackaged Plan, (a) the Company must either modify its current domestic credit facility or enter into a new domestic credit facility on terms such that
(i) the initial borrowing base will be at least $20.0 million, (ii) it will bear at the lender's prime or index rate and (iii) it will not mature before June 1, 2002 (to date, the lenders under the Company's current domestic credit facility have not agreed to the Company's requested modification) and (b) pursuant to an agreement with EnCap Energy Capital Fund III, L.P. ("EnCap") and certain of its affiliates, the Company must sell 43,829,787 shares of Common Stock for $20,600,000 (the EnCap Investment"). In connection the EnCap Investment, the Company will pay a fee of $600,000 and 2,127,660 shares of Common Stock to an affiliate of EnCap.

          The Company has also entered into an agreement to sell its Brushy Creek Field and Texan Gardens Field interests to ANR Production Company for $16,280,000 (the "ANR Sale").

          The consummation of each of the Exchange Offer, the Prepackaged Plan, the EnCap Investment and the ANR Sale are subject to a number of conditions which are described with greater particularity in the Company's Preliminary Proxy Statement/Prospectus/Disclosure Statement, as filed with the Securities and Exchange Commission on July 21, 1999 (Registration No. 333-83345). For more information concerning (a) the EnCap Investment (including the conditions to the consummation of the EnCap Investment) see Exhibit 10.32 to the Company's Preliminary Proxy Statement/Prospectus /Disclosure Statement and (b) the ANR Sale (including the conditions to the consummation of the ANR Sale) see Exhibit
10.34 to the Company's Preliminary Proxy Statement/Prospectus/Disclosure Statement.
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     The foregoing summary is qualified in its entirety by the Company's
Preliminary Proxy Statement/Prospectus/Disclosure Statement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Acquired Business.  Not applicable.

(b)   Pro Forma Financial Information.  Not applicable.

(c)   Exhibits.

99.1 Press Release, dated July 21, 1999, announcing the Exchange Offer, the Prepackaged Plan, the EnCap Investment and the ANR Sale.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SOUTHERN MINERAL CORPORATION



Date: July 26, 1999                       By:  /s/ MICHAEL E. LUTTRELL
                                               ---------------------------
                                               Michael E. Luttrell
                                               Vice President-Finance and
                                               Chief Financial Officer
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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER
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99.1    Press Release, dated July 21, 1999, announcing the Exchange Offer, the
        Prepackaged Plan, the EnCap Investment and the ANR Sale.